EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 9, 2007, relating to the financial statements of Altus Pharmaceuticals Inc. and subsidiary appearing in the Annual Report on Form 10-K of Altus Pharmaceuticals Inc. for the year ended December 31, 2006 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.
/s/ Deloitte & Touche LLP
Boston, Massachusetts
March 19, 2007